                                 LEASE AGREEMENT


                         DATED AS OF SEPTEMBER 14, 1994


                                     BETWEEN


                         THE CITY OF HARTFORD (LANDLORD)


                                       AND


                  CONNECTICUT PERFORMING ARTS PARTNERS (TENANT)

                               TABLE OF CONTENTS

ARTICLE

I.        DEFINITIONS ......................................................   4
II.       DEMISE AND TERM ..................................................   8
III.      USE OF DEMISED PREMISES ..........................................   9
IV.       RENT AND OTHER OBLIGATIONS .......................................  11
V.        PILOT AND OTHER PUBLIC CHARGES ...................................  12
VI.       COMPLIANCE WITH LAWS ETC. ........................................  20
VII.      MAINTENANCE AND REPAIR ...........................................  21
VIII.     UTILITIES AND CHARGES ............................................  23
IX.       MECHANICS AND OTHER LIENS ........................................  23
X.        TITLE ............................................................  24
XI.       DEFAULTS .........................................................  26
XII.      ALTERATIONS ......................................................  36
XIII.     LEASEHOLD MORTGAGES ..............................................  36
XIV.      INDEMNIFICATION AND INSURANCE ....................................  42
XV.       CONDEMNATION AND CASUALTY ........................................  51
XVI.      QUIET ENJOYMENT ..................................................  58
XVII.     LIMITATION OF LIABILITY ..........................................  59
XVIII.    ASSIGNMENT AND SUBLETTING ........................................  60
XIX.      BROKERAGE ........................................................  62
XX.       ESTOPPEL CERTIFICATES ............................................  62
XXI.      SEVERABILITY .....................................................  63
XXII.     NON-MERGER .......................................................  63
XXIII.    SURRENDER ........................................................  64
XXIV.     UNAVOIDABLE DELAYS ...............................................  64
XXV.      APPROVALS, NOTICES, ETC. .........................................  64
XXVI.     APPROVALS NOT UNREASONABLY WITHHELD ..............................  66
XXVII.    ACCESS TO PREMISES ...............................................  66
XXVIII.   NOTICE OR SHORT FORM OF LEASE ....................................  67
XXIX.     APPLICABLE LAW ...................................................  67
XXX.      HEADINGS .........................................................  67
XXXI.     ENTIRE AGREEMENT .................................................  68
XXXII.    COVENANTS BINDING ON RESPECTIVE PARTIES ..........................  68
XXXIII.   REMEDIES CUMULATIVE ..............................................  68
XXXIV.    NO ORAL CHANGE ...................................................  69
XXXV.     RECOGNITION AND NON-DISTURBANCE ..................................  69
XXXVI.    WORK FOR TOMORROW PROGRAM ........................................  70
XXXVII.   AFFIRMATIVE ACTION REQUIREMENT ...................................  70

                            TABLE OF CONTENTS - con't

EXHIBIT A      LEGAL DESCRIPTION - HRA PARCEL
EXHIBIT B      LEGAL DESCRIPTION - CONRAIL PARCEL
EXHIBIT C      LEGAL DESCRIPTION - DEMISED PREMISES
EXHIBIT D      REDISTRIBUTION OF CASUALTY AND CONDEMNATION PROCEEDS
EXHIBIT E      INDEMNITY AGREEMENT
EXHIBIT F      FIRST SOURCE EMPLOYMENT AND PURVEYOR AGREEMENT


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

                                 LEASE AGREEMENT
                                  BY AND AMONG
                        THE CITY OF HARTFORD, CONNECTICUT
                                       AND
                      CONNECTICUT PERFORMING ARTS PARTNERS

      This Lease Agreement is made this 14th day of September, 1994 by and between the City of Hartford. a municipal corporation with an office and place of business at 550 Main Street, Hartford, CT 06103 (the "Landlord") and Connecticut Performing Arts Partners ("CPAP" or "Tenant"), a Connecticut general partnership, the general partners of which are Nederlander of Connecticut, Inc. and Connecticut Amphitheater Development Corporation, Inc., all of which have an office and place of business at One Hartford Square West, Suite 302, Hartford, Connecticut 06106.

                                   WITNESSETH:

WHEREAS Connecticut Performing Arts Partners desires to lease from the City of Hartford and the City of Hartford desires to Lease to CPAP a
            19.370 acre site, more or less, located generally at the southwest corner of Reverend R.A. Moody Overpass and Savitt Way in Hartford, Connecticut and as more particularly described in Exhibit A, attached hereto and made a part hereof, (the "HRA Parcel" or "Parcel A") for the purpose of constructing and operating an indoor-outdoor amphitheater/performing arts center and accessory parking and other related facilities thereon and on Parcel B referred to below (the "Project"); and

WHEREAS CPAP has been designated Developer of the Project by the City of Hartford acting by and through the Hartford Redevelopment Agency in its capacity as the City's Development Agency; and


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

WHEREAS CPAP has, by purchase contract dated June 10, 1994, the right to acquire an additional 7.746 acres of land, more or less (hereinafter sometimes referred to as "Parcel B" or the "Conrail Parcel") as more particularly bounded and described on Exhibit B attached hereto and made a part hereof, from Consolidated Rail Corporation, which parcel is adjacent and contiguous to Parcel A, and which parcel is also a part of and under the Final Program Plan for North Meadows Industrial and Business Project, as administered by the City of Hartford, acting by and through the Hartford Redevelopment Agency in its capacity as the City's Development Agency; and

WHEREAS CPAP proposes to convey Parcel B, or cause the same to be conveyed, to the City of Hartford, for the sum of One Dollar ($1.00), and thereupon to lease from the City of Hartford the entirety of the HRA Parcel and the Conrail Parcel, containing in all 27.476 acres, more or less, all as more particularly bounded and described as set forth on Exhibit "C" attached hereto and made a part hereof, as one separate and distinct lot or parcel, for the purposes and upon the terms and conditions set forth herein.

WHEREAS CPAP desires to lease the above-described property and to effect the above-described construction, in part, with leasehold mortgage financing provided by the Connecticut Development Authority, Rocky Hill, Connecticut.

      NOW THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 101: For the purposes of this Lease Agreement, unless the context otherwise requires, the following words shall have the meaning ascribed to them below:

      (a) "CDA" shall mean the Connecticut Development Authority, Rocky Hill, Connecticut, its successors and assigns;

      (b) "CDA Loan" shall mean the loan given or to be given by CDA to Tenant in the amount of up to $8,600,000 to finance a portion of the Project and the Development Improvements, to be evidenced by Tenant's note in like amount.

      (c) "CDA Mortgage" shall mean the Open End Construction Leasehold Mortgage, Assignment of Lease and Security Agreement given or to be given by Tenant to CDA to secure Tenant's obligations under the CDA Loan and the note delivered thereunder.

      (d) "City" shall mean the City of Hartford, Connecticut, a municipal corporation.

      (e) "Commencement Date" shall mean the date this agreement is executed by and delivered to the parties hereto.

      (f) "Demised Premises" shall mean the Development Land together with all rights, privileges and easements pertaining thereto, excluding the Development Improvements, subject to any and all easements, access rights, drainage rights variances, zoning and other laws and regulations and any other restrictions of any kind whatsoever presently existing or hereafter imposed.

      (g) "Depository" shall mean the Trustee as assignee of CDA's right, title and interest as mortgagee in and to the CDA Mortgage or the then holder of a first Leasehold Mortgage, with respect to any portion of the Demised Premises affected by (1) a taking by the exercise of the right of condemnation or eminent domain, or (2) a fire or other casualty. If there shall be no such mortgagee or Trustee or if such mortgagee or Trustee shall fail or refuse to act as Depository, then the Depository shall be a commercial bank or trust company having deposits in excess of Fifty Million Dollars ($50,000,000.00) which is designated by Landlord and reasonably acceptable to Tenant.

      (h) "Development Improvements" shall mean the buildings and other structures and facilities to be situated upon the Development Land and any owned or leased personal property or trade fixtures and equipment situated thereon, but excluding the Development Land.

      (i) "Development Land" shall mean all that certain plot, piece or parcel of real property situate, lying and being in Hartford, Connecticut as more particularly bounded and described in Exhibits A and B attached hereto and made a part hereof, but excluding the Development Improvements.

      (j) "HRA" shall mean the City of Hartford, Connecticut acting by and through the Hartford Redevelopment Agency, in its capacity as the City's Development Agency, and its successors and assigns.

      (k) "Landlord" shall mean the City of Hartford, Connecticut, and its successors and assigns, by operation of law or otherwise;

      (l) "Leasehold Mortgage" shall mean any mortgage or deed of trust including the CDA Mortgage or any subsequent leasehold mortgage and any security interest in the Tenant's interest in the Demised Premises and Development Improvements which is now or hereafter placed as a lien on all or any part of the leasehold estate created under this Lease Agreement as the same may be replaced, renewed, modified or extended from time-to-time and, in any event, which is subordinate to and subject to this Lease, provided that the fee title to the Development Land is not and shall not be subordinated to the lien of any such mortgage. Any such mortgage or deed of trust shall be made in accordance with and comply with the provisions and conditions of Article XIII, provided that the CDA Mortgage shall be and hereby is deemed to comply with such provisions.

      (m) "Leasehold Mortgagee" shall mean CDA, its Trustee or any Lending Institution which is a holder of any Leasehold Mortgage;

      (n) "Legal Requirements" shall mean all laws, statutes and ordinances (including, but not limited to, building codes and zoning regulations and ordinances), and the orders, rules, regulations of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, which may be applicable to the Demised Premises and/or the Development Improvements, or any part thereof, or the use or manner of all or any part of the Demised Premises and/or the Development Improvements, or the sidewalks and curbs adjacent thereto, which are now or hereafter in effect.

      (o) "Lending Institution" shall mean any of the following provided its main offices is located within the continental United States: CDA (and including, by assignment, the Trustee), commercial or savings bank, trust company, insurance company, real estate investment trust, savings and loan association, a pension fund, a governmental agency or any other lender approved by a governmental agency which governmental agency insures (in full or in part) or subsidizes in any way the mortgage loan of such lender to the Tenant.

      (p) "Loan Agreement" shall mean the agreement entered into, or to be entered into, by and between the Tenant and CDA pertaining to the respective rights and obligations of Tenant and CDA with respect to the CDA Loan and CDA Mortgage.

      (q) "Mortgage Default" shall mean a default by the Tenant under the terms of any Leasehold Mortgage after the giving of any required notice and the expiration of any applicable cure period without such cure having been effected.

      (r) Intentionally omitted.

      (s) "Person" shall mean a natural person or persons, a partnership, a corporation, or any other form of legal association or entity.

      (t) "PILOT" shall mean payments in lieu of real estate taxes made by Tenant to Landlord as calculated in Article V.

      (u) "Project" shall mean the construction of an indoor-outdoor amphitheater/performing arts center with total seating capacity for approximately 30,000 patrons, together with parking and other facilities, all as set forth in the site plan approved by the City and the project plans approved by the HRA by resolution dated July 21, 1994.

      (v) "Real Estate Taxes" shall mean ad valorem Real Property taxes assessed and collected by the Landlord on all non-exempt real property within the City of Hartford.

      (w) "Regulatory Agreement" shall mean either or both the regulatory agreements the Tenant has or will be entering into with CDA with respect to the Project and governing the (i) CDA Mortgage and CDA Loan and/or (ii) the Assistance Agreement with respect to the tax incremental financing grant to be provided to Tenant by the CDA in connection therewith.

      (x) "Rent" shall mean all amounts due and/or which hereafter come due to the Landlord from the Tenant under the term of this Lease Agreement,

      (z) "Sublease" shall mean all subleases and lettings, written or oral, easements, or any other agreement for use or hire of any portion of the Demised Premises or buildings or improvements thereon, including the Development Improvements, made by the Tenant with third parties other than CDA, the Leasehold Mortgagee, or the Landlord.

      (aa) "Tenant" shall mean Connecticut Performing Arts Partners, and its respective partners, and its and their successors and assigns. The term "Tenant" shall also mean any successor in interest to Connecticut Performing Arts Partners which assumes the Tenant's rights and obligations under and pursuant to this Lease Agreement.

      (bb) "Unavoidable Delays" shall mean any delays resulting from any acts of God, acts of public enemy, riot, civil commotion, storms, fire or other casualty, strikes, lockouts, unavailability of labor or materials, delay in collecting or inability to collect insurance proceeds or proceeds of a taking, governmental action and any other like matter which shall be beyond the reasonable control of Tenant.

                                   ARTICLE II
                                 DEMISE AND TERM

      Section 201: For and in consideration of the covenants and conditions on the part of each party herein reserved and contained, Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms, covenants and conditions herein set forth, the Demised Premises (but without hereby waiving or surrendering the rights of Landlord as a municipality to enforce its laws, regulations and ordinances in the same manner as the same are enforced with respect to other property within the City of Hartford, which are hereinafter referred to as its "Municipal Powers") TO HAVE AND HOLD (as a leasehold interest and not as a grant of a fee ownership) for a term commencing on the date hereof and ending at midnight on the day preceding the fortieth (40th) anniversary of the Commencement Date (the "Original Term").

      Tenant shall have two (2) successive options to extend the term of this Lease for a period of ten years (each of such periods being hereinafter called and "Extension Period") commencing upon the day after the expiration date of the then existing Term; so long as and only if Tenant is not in default of any of its obligations under this Lease upon such expiration date. If Tenant elects to exercise either of said options, it shall do so by giving notice of such election to Landlord during the Original Term, or first Extension Period, as applicable, no later than the date which is three hundred sixty-five (365) days prior to the commencement of the Extension Period for which such election is exercised. If Tenant exercises said extension option the term hereof shall be automatically extended for the Extension Period covered thereby without the necessity for execution of any further lease, instrument or agreement. Such Extension Period shall be upon the same terms and conditions including Rent and PILOT as are in effect hereunder immediately preceding the commencement of such Extension Period except as otherwise provided in this Lease Agreement.

                                   ARTICLE III
                             USE OF DEMISED PREMISES

      Section 301: Tenant shall construct the Development Improvements as provided in Part I of the Land Disposition Agreement between the City and the Hartford Redevelopment Agency such that the same are substantially completed and ready for occupancy by no later than September 1, 1995. Thereafter, Tenant shall use the Demised Premises and the Development Improvements principally as and for an indoor-outdoor amphitheater/performing arts center, and any uses ancillary or related thereto, including, without limitation concerts, theatrical and musical performances, comedic and comedian performances, dance and ballet performances and any and all other entertainment and/or like cultural uses, with parking and ancillary and related facilities not contrary to the principal entertainment character of the Demised Premises and the Development Improvements and otherwise as provided in and subject to the Land Disposition Agreement between the City and the Hartford Redevelopment Agency. Performances may be limited or confined to the indoor portion of the Development Improvements as the business judgment of the Tenant dictates. Other uses of the Demised Premises or the Development Improvements shall require the consent of Landlord, and CDA so long as CDA provides the CDA Mortgage, which consent of Landlord, and CDA so long as CDA provides the CDA Mortgage, shall not be unreasonably withheld, conditioned or delayed; provided, however, that for so long as the Tax Incremental Financing Bonds (the "TIF Bonds") remain outstanding, CDA's refusal to consent to such other use or uses of the Demised Premises shall not be deemed unreasonable; and, provided, further, that, for so long as the Tenant does not pay full taxes to the City on the Development Improvements and the Demised Premises, Landlord's refusal to consent to such other use or uses of the Demised Premises shall not be deemed unreasonable.

      Section 302: Landlord, as the owner of the Demised Premises (but not in its governmental capacity and without affecting its Municipal powers) agrees, within ten (10) days after receipt of Tenant's request, to deliver to Tenant duly executed and acknowledged instruments prepared by Tenant, at no expense to Landlord in order to effectuate the following with respect to the Demised Premises and the Development Improvements or any portion thereof:

      (a) Applications for municipal or governmental permits relating to the improvement and/or occupancy of the Development Improvements of any portion or portions thereof which are consistent with the other terms of this Lease, PROVIDED Landlord shall incur no liability or expense thereby; and

      (b) Consents to the filing of easements for installation by utility companies, including without limitation, gas, water, sewer, oil, electric and telephone lines, poles, pipes and conduits, which serve only the Demised Premises and the Development Improvements, or any portions thereof, which are consistent with the other terms of this Lease, PROVIDED Landlord shall incur no liability or expense thereby;

                                   ARTICLE IV
                           RENT AND OTHER OBLIGATIONS

      Section 401.

                  (a) Subject to the last sentence of Section 502(b) below, on July 1, 1995, and on each July 1 thereafter during the term hereof, Tenant agrees to pay to the Landlord base rent, in advance, in an amount equal to $50,000 per annum payable in equal monthly installments in advance on the first day of each and every month during the term hereof for each year of the term of this Lease Agreement, at the address of Landlord as set forth in Article XXV of this Lease Agreement, or as such address may be changed in accordance with the terms hereof.

                  (b) From and after the date when the first event is held on the Demised Premises, Tenant also shall pay additional rent in the form of payments in lieu of taxes (PILOTs) as specified in Article V below.

                  (c) Any payment due but remaining unpaid by Tenant to Landlord after the expiration of ten (10) days commencing upon the due date therefor shall bear interest at the Default Rate until finally paid, said Default Rate being herein defined as the lower of (i) two percent (2%) above the prime rate then in effect at Shawmut Bank, N.A. or (ii) the highest rate of interest then permitted under applicable law. Any amounts received by Landlord in respect of any late payment shall be applied first to repayment of Landlord's costs including reasonable attorneys fees to collect the same, then all outstanding interest due thereon, and then the balance of the payment due.

                  (d) All and any portion of base rent, additional rent and other amounts due and/or which hereafter come due hereunder shall be deemed to constitute rent hereunder.

                                    ARTICLE V
                         PILOT AND OTHER PUBLIC CHARGES

      Whenever any PILOT is due to the Landlord from the Tenant under the provisions of Article IV of this Lease Agreement such PILOT shall be calculated and paid in accordance with the provisions of this Article.

      Section 501. (a) For the purposes of this lease, the following terms shall have the meanings ascribed thereto below:

            (i) "Admission Receipts" shall mean and include the total of any and all cash (net of parking receipts as hereinafter defined) and other consideration received by Tenant and/or any affiliated or related person or any of their officers, partners, employees, agents, or contractors (including, but not limited to, sublesses, licensees and concessionaires), or any person related to or affiliated with any of the foregoing as the price of admission to, or otherwise for the privilege of attending, any event which is held in or on the Demised Premises and/or Development Improvement, whether or not such privilege is exercised.

            (ii) "Parking Receipts" shall mean and include the total of any and all cash and other consideration received by Tenant and/or any affiliated or related person or any of their officers, partners, employees, agents, or contractors (including, but not limited to, sublesses, licensees and concessionaires), or any persons related to or affiliated with any of the foregoing for granting the privilege of parking any and all vehicles at or in any space(s) (but not including any such cash or other consideration stolen or otherwise unlawfully converted or appropriated) while any of the owners or occupants of such vehicles attend all or any portion of an event held in or on the Demised Premises and/or the Development Improvements, whether or not such amounts are included as part of the admission price to such event, and to the extent that such amounts do not exceed ten percent (10%) of the total of all admission receipts.

            (iii) "Food and Beverage Revenue" shall mean and include the total of any and all cash and other consideration received by Tenant and/or any affiliated or related person or any of their officers, partners, employees, agents, or contractors (including, but not limited to, sublesses, licensees and concessionaires), or any persons related to or affiliated with any of the foregoing for any and all food and/or beverages which are sold and/or consumed in or on the Demised Premises and/ or Development Improvements (but not including any such cash or other consideration stolen or otherwise unlawfully converted or appropriated).

            (iv) "Merchandise Revenue" shall mean and include the total of any and all cash and other consideration received by Tenant and/or any affiliated or related person or any of their officers, partners, employees, agents, or contractors (including, but not limited to, sublesses, licensees and concessionaires), or any persons related to or affiliated with any of the foregoing for any and all merchandise sold on the Demised Premises and/or in connection with any events held (or to be held) on the Demised Premises (but not including any such cash or other consideration stolen or otherwise unlawfully converted or appropriated).

                  (b) Notwithstanding anything to the contrary which is set forth in this Section 501, any Sales Taxes or Ticket Distributor Charges collected in the sale of admission tickets, food, beverages or general merchandise shall not be included or considered to be a part of Admission Receipts, Parking Receipts, Food and Beverage Revenue or Merchandise Revenue. For purposes of this section, the terms Sales Taxes and Ticket Distributor charges shall have the meanings ascribed thereto below:

      1. "Sales Taxes" shall mean any taxes which are imposed by any governmental authority on the price of admission tickets, or any food, beverages or other merchandise, which are sold to the general public or on the price of parking services provided to the general public and are required to be collected from the public at the time and point of purchase (e.g. sales taxes, but not income or gross receipts taxes or any surcharges referred to in Section 502(b) below).

      2. "Ticket Distributor Charges" shall mean any bona fide surcharges for outlet or phone charges, service or convenience charges, handling charges, user fees, mail or processing charges, and like expenses imposed by Ticketmaster, Ticketron or any other unrelated or unaffiliated party who is under contract to sell tickets to events at the Project as and then only to the extent neither Tenant nor any related or affiliated party is paid or otherwise receives any of such surcharges.

      Section 502.

            (a) This lease has been entered into upon the assumption that the Demised Premises and the Development Improvements are and will remain tax-exempt by reason of ownership or claim of ownership by the City of Hartford.

            (b) In recognition of the foregoing, Tenant shall make payments in lieu of taxes ("PILOT") in an amount equal to two percent (2%) of all Admission Receipts, Food and Beverage Revenue, Merchandise Revenue, and Parking Receipts that exceed ten percent (10%) of the total of all Admission Receipts net of any surcharges which are levied on the price of said items in a total amount not to exceed twelve percent (12%) as an Admissions tax in connection with the tax incremental financing used to help finance the project and in order to pay PILOT, and net of any sales or like taxes which are imposed or levied by any governmental authority on the price of (but not income derived from) any such items. PILOTs shall be payable in respect of any event (or any revenues generated prior thereto) within thirty (30) calendar days of the end of the month in which such event occurs and otherwise at the end of each calendar month throughout the term of the Lease. Any amounts paid to Landlord under Section 401(a) hereof, and the face value of the letter of credit established pursuant to the Employment Agreement referred to in Article XXXVI hereof, shall be deducted from PILOTs as they otherwise have been paid or come due hereunder.

      (c) In addition to any other rights and remedies Landlord has or may have in respect of any failure of Tenant to pay PILOTs as and when they are due hereunder (except, and then only to the extent, the Landlord fails to provide notice to Tenant of any failure to pay any PILOTs within a reasonable period of time after Landlord knows that they are delinquent), any and all PILOTs due hereunder (including, but not limited to any and all interest which accrues thereon and costs which may be incurred in the collection thereof) shall be secured by, and this Lease and the estate hereby created is and shall be subject to, the lien provided by Connecticut General Statutes ss. 12-171 et. seq. to secure the same.

      Section 503. Tenant shall pay personal property taxes, sales and use taxes, water and sewage charges, and any and all other taxes and governmental charges general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever (other than Real Estate Taxes or any tax or levy imposed in substitution therefor or in lieu thereof) levied against the Demised Premises and/or the Development Improvements or any income or revenue generated therein or as a result thereof (hereinafter, individually and collectively, an "Imposition"). Tenant shall submit to Landlord within twenty
(20) days after request therefor by Landlord after the last day upon which any Imposition may be paid without penalty or interest, official receipts, or other proof reasonably satisfactory to Landlord, showing the payment thereof.

      Section 504. If by law any assessment which Tenant is required to pay is or may be payable, at the option of the taxpayer, in installments, Tenant may pay such assessment in installments (with any accrued interest due and payable on the unpaid balance of the assessment as they respectively become due on or before the last day on which each such installment may be paid without penalty or interest). However, if the payment of any assessment in installments would constitute or give rise to a default under the provisions of any Leasehold Mortgage, Tenant shall pay the entire assessment on or before the last day on which the same may be paid without penalty or interest, unless Tenant shall have obtained the written consent or the payment of the assessment in installments from the holder or holders of any such Leasehold Mortgage in form reasonably satisfactory to Landlord.

      Section 505. Tenant, at its own cost and expense, may contest the amount or validity of any Imposition in any manner permitted by law, in Tenant's name, and whenever necessary in Landlord's name (except when City has imposed such Imposition) provided that Tenant does so with due diligence and that same is without cost or expense to Landlord. Landlord will cooperate with Tenant and execute any documents or pleadings reasonably required for such purposes, provided that the same shall be without cost or expense to Landlord and does not in any event constitute a waiver of its Municipal Powers. Such contest may include appeals from any judgment, decree or order until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. To the extent allowed by any Leasehold Mortgage and applicable law, Tenant may postpone payment of any contested Imposition pending the final determination thereof as and to the extent permitted by law. However, notwithstanding such contest, Tenant may pay the contested Imposition in the manner and on the dates provided for in this Article. Any refund with respect to Imposition paid by Tenant shall be the revenue of Tenant.

      Section 506. Prior to collecting any revenue upon which any PILOTs are to be calculated, and thereafter throughout the term of the lease, Tenant shall ensure that all revenues generated from the sale of tickets, food, beverages and merchandise are collected and accounted for in accordance with a cash control and accounting system approved by Landlord. A detailed description of that system shall be provided to Landlord no later than October 31, 1994. If the parties are unable to agree on all or any portion of that system by January 31, 1995, the matter shall be submitted to arbitration in accordance with the rules of the American Arbitration Association then pertaining. The panel chosen to decide this matter shall consist of three arbitrators: one chosen by the Tenant, one by the Landlord, and the third by the American Arbitration Association. All arbitrators shall have at least ten years demonstrated experience in cash control and accounting as determined by the American Arbitration Association. The Tenant shall implement any cash control and accounting system adjudged to be appropriate by said panel (or as otherwise agreed by the parties) prior to the first event which is held on the Demised Premises.

      Section 507. Tenant shall keep (either at its principal office or any branch office, as Tenant may elect) accurate books and records showing the amount of Tenant's Admission Receipts, Parking Receipts, Food and Beverage Revenue, Merchandise Revenue and the amounts of all other revenues and expenses in and from the Demised Premises and Development Improvements for each event and each calendar month. Subject to the confidentiality provisions of this Lease Agreement as set forth below, such records shall be produced and made available for inspection and audit by Landlord and/or its representatives from time-to-time

(but, except in the case of suspected fraud or other abuse, no more than once each quarter) during regular business hours provided, however, that Landlord shall have no right to inspect or audit such records or to contest Tenant's statement of Admission Receipts, Parking Receipts, Food and Beverage Revenue and Merchandise Revenue after the expiration of five (5) years from the date of the submission of Tenant's statement for any such event or period to which such records pertain. If such audit shall reveal an error unfavorable to Landlord in excess of three (3%) percent in the payment of PILOT for any audit period, then Tenant shall pay to Landlord, promptly upon its receipt of the Landlord's bill therefor, the reasonable cost of such audit. If such audit shall reveal an error in the payment of PILOT for the period in question, said error shall be corrected by payment by or to Tenant, as the case may be, of the amount of under or over payment, provided Tenant shall, in the case of any amounts due Landlord, make any such payments together with interest at the Default Rate from the time such amounts should have been paid to the date of payment, and provided Landlord shall, in the case of any amounts due Tenant, either, at Landlord's election, pay Tenant such amounts or allow Tenant to take the amount thereof as a credit against future PILOTs which come due hereunder.

      Section 508. Tenant shall furnish to Landlord at the address as to which rent payments are made, within thirty (30) days after the completion of each month during the Original Term of this Lease, and any Extension Period thereof, a statement of all Admission Receipts, Parking Receipts, Food and Beverage Revenue and Merchandise Revenue for such period. All such statements shall be in writing.

      If Tenant is a corporation, the statements shall be certified as accurate and complete by an authorized officer of Tenant. If Tenant is a partnership, the statements shall be certified as accurate and complete by an individual partner or the principal financial officer of a managing corporate partner. On or before June 30 of each year (or at such sooner intervals as similar information to be provided to the CDA) Tenant shall provide an opinion of a nationally recognized certified public accounting firm addressed to the Landlord to the effect that the accounting firm has reviewed the Tenant's financial statements for the Project required to be maintained by Tenant under this Article and that (i) the calculations, as reported on such statements, have been compared to the general ledger and financial statements for the Project and that the accounting firm is not aware of any discrepancy between the financial statements and such ledger, and (ii) that the accounting firm is not aware of any material modifications that need to be made to the financial statements in order for such statements to conform with generally accepted accounting principles.

      Section 509. Tenant shall pay to Landlord the amount payable for PILOT for the period covered by such statement computed in accordance with the provisions of this Lease herein above and herein set forth. Any statements provided pursuant to Section 508 above shall be held in confidence under this Lease except that Landlord may disclose such figures to a court of competent jurisdiction in any suit to recover PILOT or in connection with any litigation or tax abatement proceeding or pursuant to a validly issued subpoena or an order of any court or governmental agency.

      Section 510. The fact that a part of Tenant's Admission Receipts, Food and Beverage Revenue and Merchandise Revenue may be payable as rent hereunder shall not, create, nor shall any other provision of this Lease be construed as creating, any partnership or joint venture or any other association between Landlord and Tenant, or make Landlord in any way responsible for the debts and/or losses of Tenant or the conduct of Tenant's business, it being expressly understood and agreed that the relationship between the parties is, and shall at all times remain, that of landlord and tenant.

      Section 511. In the event the method of taxation of Real Estate or the definition of Real Estate Taxes prevailing in the City as of the date hereof is replaced, amended, altered, expanded, or substituted, or some other form of assessment, levy or tax is instituted in lieu thereof, Tenant's sole liability with respect to any such replacement, amendment, alteration, expansion, substitution or assessment, levy or tax is and shall be, for the term of this Lease Agreement and any extensions thereof, the payment of PILOT in the manner and form set forth above, without exception.

                                   ARTICLE VI
                            COMPLIANCE WITH LAWS ETC.

      Section 601. Tenant's leasehold estate hereby granted is and shall at all times be subject to all legal requirements and Tenant shall promptly observe, comply with or cause compliance with the provisions of any and all present and future Legal Requirements which pertain or apply to the Demised Premises and the Development Improvements with respect to Parcels A and B. Tenant also shall observe, comply with or cause compliance with all of the covenants contained in the Land Disposition Agreement from the Hartford Redevelopment Agency to the Landlord, and hereby agrees to indemnify and hold harmless Landlord from and against any loss or damage sustained by the Hartford Redevelopment Agency and/or the Landlord resulting from Tenant's failure to so observe, comply or cause compliance therewith. In addition, with respect to the Conrail Parcel as shown on Exhibit B, Tenant shall observe, comply with or cause compliance with all of the covenants contained in the deed from Conrail to the Landlord, and hereby agrees to indemnify and hold harmless Landlord from and against any loss or damage sustained by Landlord resulting from Tenant's failure to so observe, comply or cause compliance therewith. Notwithstanding and in addition to the foregoing Tenant specifically agrees to indemnify Landlord in accordance with the terms and conditions of that certain Indemnity Agreement of even date herewith between Landlord and Tenant a copy of which is attached hereto as Exhibit E. Tenant shall make any and all improvements, alterations or repairs to the Demised Premises and the Development Improvements, or any portion thereof, that may be required at any time hereafter by any such present or future Legal Requirements. Nothing herein shall restrict or prohibit Tenant from contesting any Legal Requirements alleged to be applicable to the Demised Premises or the Development Improvements, or from contesting the interpretation or application of the same, and compliance may be delayed (so long as Landlord's interest in the Demised Premises is not subjected to lien or placed in jeopardy) until any such contest is finally concluded.

                                   ARTICLE VII
                             MAINTENANCE AND REPAIR

      Section 701. Except as specifically otherwise provided herein, and subject to damage by casualty or taking, and ordinary wear and tear, Tenant shall, throughout the term of this Lease, at its sole expense, maintain and keep the Demised Premises and the Development Improvements in a first class condition and state of repair.

      Section 702. All signs, counters, shelving, sinks, stages, sound systems, lighting and electrical controls and systems and to the extent such are incorporated into Tenant's trade fixtures and equipment, trade fixtures, contents, and other fixtures and equipment, which may at anytime be installed or placed in or upon the Demised Premises, by or at the expense of Tenant, (notwithstanding that all or some of the same may be considered as and fall within the definition of

      "Development Improvements") are and shall remain the property of Tenant, and Tenant shall have the right, but not the obligation, to remove the same at any time prior to, during, or within the term of this Lease, provided that at and upon the expiration or earlier termination of this Lease, Tenant shall remove all of the foregoing, and surrender the Demised Premises free and clear of the same, in "broom clean" condition and any of the same not removed within thirty (30) days after the expiration date of the term of this Lease, or any sooner termination thereof, shall be deemed abandoned and the property of the Landlord, and may be removed or discarded by Landlord. Any fixtures and equipment subject to the rights of any equipment lessor shall be removed by Tenant. Landlord, as Landlord hereunder, but without waiving any of its Municipal Powers, shall have no lien on, or right of distraint against, any fixtures or equipment installed by Tenant and Landlord expressly waives any such right provided by law. If Tenant leases or gives Landlord notice of its intention to lease, equipment or fixtures for use in the Demised Premises, Landlord agrees that it will, without undue delay but at the Tenant's expense, including Landlord's reasonable attorney's fees, execute a written instrument for the benefit of any equipment lessor on such form as shall be furnished by such equipment lessor or by Tenant wherein the Landlord shall recognize that its rights to such leased equipment of fixtures as Landlord hereunder, if any, shall be subordinate to the rights of the equipment lessor. Further, if the Tenant removes the items it is allowed or obligated to remove pursuant to this Article, it agrees to repair any damage caused by the removal of said items.

                                  ARTICLE VIII
                              UTILITIES AND CHARGES

      Section 801. Tenant shall pay or cause to be paid all charges for water, gas, light, heat, electricity, power and other utility services furnished to the Demised Premises, the Development Improvements, and any subtenants, including the tenants of the Development Improvements, during the term hereof. Tenants may contest any utility charge and payment may be delayed until such contest is finally concluded, provided Landlord's interest in the Demised Premises is not thereby subject to lien or placed in jeopardy.

      Section 802. Landlord shall not be required to furnish or supply to the Demised Premises any of the services described in Section 801. However, if required by any utility company which will or does furnish or supply any such service to the Demised Premises or the Development Improvements, Landlord shall, at Tenant's request (provided Landlord does not thereby incur any cost, expense or liability) execute, acknowledge and deliver any application or other documents necessary to obtain such service, subject to Section 302 above.

                                   ARTICLE IX
                            MECHANICS AND OTHER LIENS

      Section 901. Tenant shall not suffer or permit any mechanic's liens or other liens to be filed against the Demised Premises or the Development Improvements, or any part thereof, or against Tenant's leasehold estate therein, or against the Development Improvements by reason of any work, labor, services or materials done for, or supplied to, Tenant or anyone holding the Demised Premises or Development Improvements (except work or services provided to the Landlord) or any part thereof through or under Tenant or any other reason. If any such lien shall be filed at any time, Tenant shall cause the same to be discharged of record within ninety (90) days after the date of filing the same, by either payment, deposit or bond. If Tenant shall fail to discharge any such lien within such period and has failed to commence any legal action to discharge any such lien, then, in addition, to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by deposit in court or by bond and/or Landlord shall be entitled, at Landlord's option, to compel the prosecution of an action for the foreclosure of such mechanic's lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowance. Any amount paid by Landlord for any of said purposes, and all reasonable counsel fees, in defending any such action or in procuring the discharge of any such lien shall become due and payable forthwith by Tenant to Landlord, and failure to pay same within thirty (30) days of Tenant's receipt of billing therefor and notice of demand for payment thereof shall be a default of this Lease Agreement subject to Article XI hereof.

                                    ARTICLE X
                                      TITLE

      Section 1001. At all times during the term of this Lease, title to the Development Land shall remain in Landlord, in fee simple absolute, providing that, subject to the provisions of Article XIII, title to the Development Improvements shall remain in Tenant unless and until this Lease Agreement expires, is earlier terminated, abandoned or surrendered, in which case title to all such improvements (subject, however, to the provisions of Section 702, above) shall revert to Landlord.

      Section 1002. Landlord agrees not to sell, mortgage, lease or otherwise encumber the Demised Premises, in whole or in part, during the term of this Lease and any extensions thereof without Tenant's approval, which approval shall not be unreasonably withheld or delayed. In no case will Landlord subject the Demised

Premises or any portion thereof to a mortgage or encumbrance which is prior in right or title to this Lease.

                                   ARTICLE XI
                                    DEFAULTS

      Section 1101. Event of Default

      (a) Tenant shall be in default of its obligations under this Lease upon occurrence of any one of the following at any time:

            (i) Whenever the Tenant shall fail to pay any installment of Rent, or of any other sum payable by Tenant to Landlord, on any day upon which the same ought to be paid, or Tenant shall fail to maintain any of the insurance required to be maintained hereunder, and, in any such case, such failure shall continue for ten (10) calendar days after the Tenant shall have received from Landlord a written notice specifying such default; or

            (ii) Whenever the Tenant shall do, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of Tenant herein contained, or shall fail in the keeping or performance of any of the covenants, agreements, terms or provisions contained in this Lease which on the part or behalf of Tenant are to be kept or performed (other than those referred to in subsection (a)(i) above), and Tenant shall fail to commence to take steps to remedy the same within forty-five (45) days after Tenant shall have received a written notice specifying the same, or Tenant having so commenced shall thereafter fail (except for Unavoidable Delays) to proceed diligently to remedy the same; or

            (iii) Whenever an involuntary petition shall be filed against Tenant under any bankruptcy, reorganization or insolvency law, or under the provisions of any law of like import, or a receiver of Tenant or of or for the property of Tenant shall be appointed without the acquiescence of Tenant, and such circumstance under this subsection (c) shall continue and shall remain undischarged or unstayed for an aggregate period of ninety (90) days (whether or not consecutive) or shall not be remedied by Tenant within ninety (90) days; or

            (iv) Whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law or any other law of like import, or whenever any court of competent jurisdiction shall approve a petition filed by Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever Tenant shall abandon the Demised Premises.

      (b) This Lease and the Term and estate hereby granted are subject to the limitation that, if Tenant shall be in default of any of its obligations under this Lease, then regardless of, and notwithstanding that, Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity, all of which are expressly reserved unto Landlord, Landlord (in addition to all of such rights and remedies) also shall have the right to terminate this Lease by giving Tenant a notice (herein called the "second notice") of Landlord's intention to end the Term of this Lease effective as of a day not less than thirty (30) days thereafter in the case of non-payment of Rent or failure to maintain insurance, and otherwise not less than ninety (90) days thereafter, (the "Termination Date") and, unless Tenant shall have fully cured all of the default(s) with respect to which it has received such second notice by the Termination Date, this Lease and the Term and estate hereby granted shall expire and terminate upon the Termination Date as fully and completely and with the same force and effect as if the day so specified in the second notice were the date hereinbefore fixed for the expiration of the Term of this

Lease and all rights of Tenant under this Lease shall expire and terminate as of that date.

      (c) Notwithstanding anything to the contrary set forth in this agreement, in the event Tenant initiates any legal or equitable action in which Tenant avers that it is not in breach of any of its obligations under this Lease as alleged by Landlord in any notice given pursuant to Section 1101(a) (ii) hereof (a "contested default"), the period of time in which Tenant has a right to commence curing any contested default before which Landlord can issue a second notice terminating this Lease agreement shall be extended by that period of time commencing upon Tenant's initiation of such action until the judge or other official responsible for ruling on the same has rendered his or her decision as to whether Tenant is in fact in breach of its obligation hereunder. However, nothing herein shall preclude the Landlord from exercising any other rights or remedies it has or may have in law or in equity prior to its being able to issue any such second notice, including, without limitation, obtaining a court order compelling Tenant to specifically perform any of its obligations hereunder; it being the intent of the parties that, except to the extent Landlord otherwise would have the right to issue a second notice terminating this Lease agreement, Tenant shall be deemed to be in default of this Lease agreement as and when provided in Section 1101(a) notwithstanding its initiation of any action referred to in the first sentence of this subsection 1101(c).

      (d) Upon any such termination or expiration of this Lease under this Article, Tenant shall peaceably quit and surrender the Demised Premises and the Development Improvements to the Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and hold and enjoy the Demised Premises and the Development Improvements and the right to receive all rental and other income of and from the same.

      Section 1102. If this Lease Agreement shall be terminated as provided in
Section 1101, Landlord, or Landlord's representatives, agents or servants may immediately or at any time thereafter, re-enter the Demised Premises and Development Improvements and remove therefrom Tenant, its agents, employees, servants, licensees, and any persons holding or claiming by, through or under Tenant, and all or any of its or their property therefrom either by summary process proceeding or by any suitable action or proceeding at law or in equity without being liable to indictment, prosecution, or damages therefor, and possess and repossess and enjoy the Demised Premises and the Development Improvements, subject to the Leasehold Mortgagee's and/or CDA's rights under
Section 1303 hereof.

      Section 1103. In case of any such termination, re-entry or dispossession by summary process or otherwise, payments due to the Landlord from the Tenant under this Lease Agreement up to the date of termination, shall thereupon become due and payable to the time of such termination, re-entry or dispossession, and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter reasonably incur for legal expenses, attorney's fees, brokerage commissions, and all other reasonable costs paid or incurred by Landlord for restoring the Demised Premises and the Development Improvements to good order and condition and for altering and otherwise preparing the same for reletting.

      Section 1104. Anything contained in this Article XI to the contrary notwithstanding, in the event of a default by the Tenant under this Lease Agreement, CDA or any other holder or holders of a Leasehold Mortgage or their respective successors-in-interest shall have the right to cure any default of the Tenant under this Lease Agreement within the time periods and subject to the terms set forth in Article XIII below.

      Section 1105. Notwithstanding any other provision of this Lease, in the event that prior to completion of the Development Improvements as responsible party or parties (as determined by the Landlord) who will assume the obligation of making or completing the Development Improvements or such other improvements in their stead as shall be satisfactory to the Landlord and in accordance with the uses specified for such Demised Premises or part thereof in the Plan or any approvals given for the Project by the City or the HRA. Upon such resale or new lease of the Demised Premises, the proceeds thereof shall be applied:

            (a) First, to reimburse the Landlord for all costs and operating expenses and operating deficiencies and for needed capital improvements incurred by the Landlord, including, but not limited to, salaries of personnel, in connection with the recapture, management, and resale or new lease of the Demised Premises or part thereof (but less any income derived by the Landlord from the Demised Premises or part thereof in connection with such management); all taxes, assessments, and water and sewer charges with respect to the Demised Premises or part thereof (or, in the event the Demised Premises is exempt from taxation of assessment or such charges during the period of ownership thereof by the Landlord, an amount, if paid, equal to such taxes, assessments, or charges (as determined by the City assessing official) as would have been payable if the Demised Premises were not so exempt any payments made or necessary to discharge any encumbrances or liens existing on the Demised Premises or part thereof at the time of revesting of title thereto in the Landlord or to discharge or prevent from attaching or being made any subsequent encumbrances or liens due to obligations, defaults, or acts of the Landlord, its successors or transferees; any expenditures made or obligations incurred with respect to the making or completion of the Development Improvements or any part thereof on the Demised Premises or part thereof; and any amounts otherwise owing the Landlord by the Tenant and its successor or transferee; and

      (b) Second, to reimburse the Tenant, its successor or transferee, up to the amount of (1) the cash actually invested by it in making any of the Development Improvements on the Demised Premises or part thereof, less (2) any gains or income withdrawn or made by it from the Demised Premises. Any balance remaining after such reimbursement shall be retained by the Landlord as its property.

      Section 1107. Upon the termination of the Tenant's interest in the Demised Premises or any part thereof as provided in Section 1105, and subject to the provisions of Section 1303(h) below, the Landlord shall have the right to institute such actions of proceedings as it may deem desirable for effectuating the purposes of this Article XI, including also the right to execute and record or file among the public land records of the City a written declaration of the termination of all the right, title and interest of the Tenant, and its successors in interest and assigns, in the Lease of the Demised Premises, and the revesting of title thereto in the Landlord: PROVIDED, that any delay by the Landlord in instituting or prosecuting any such actions or proceedings or otherwise asserting its rights under this Article XI shall not operate as a waiver of such rights or to deprive it of or limit such rights in any way (it being the intent of this provision that the Landlord should not be constrained (so as to avoid the risk of being deprived of or limited in the exercise of the remedy provided herein because of concepts of waiver, laches, or otherwise) to exercise such remedy at a time when it may still hope otherwise to resolve the problems created by the default involved); nor shall any waiver in fact made by the Landlord with respect to any specific default by the Tenant under this Section be considered or treated as a waiver of the rights of the Landlord with respect to any other defaults by the Tenant under this Section or with respect to the particular default except to the extent specifically waived in writing.

      Section 1108. For the purposes of any of the provisions of the Lease, neither the Landlord nor the Tenant, as the case may be, nor any successor in interest, shall be considered in breach of, or default in, its obligations with respect to the preparation of the Demised Premises for redevelopment, or the beginning and completion of construction of the Improvements, or progress in respect thereto, in the event of delay in the performance of such obligations due to unforeseeable causes beyond its control and without its fault or negligence, including, but not restricted to, acts of God, acts of the public enemy, acts of the Federal Government, the State of Connecticut, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight, embargoes, and unusually severe weather or delays of subcontractors due to such causes; it being the purpose and intent of this provision that in the event of the occurrence of any such delay, the time or times for performance of the obligations of the Landlord with respect to the preparation of the Demised Premises for redevelopment or of the Tenant with respect to construction of the Improvements, as the case may be, shall be extended for the period of such delay; PROVIDED, that the party seeking the benefit of the provisions of this Section shall, within twenty (20) days after the beginning of any such delay, have first notified the other party thereof in writing, and of the cause or causes thereof, and requested an extension for the period of the enforced delay.

      Section 1109.

      (a) If Tenant shall fail to pay any Imposition or make any other payment required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provision or condition herein contained, Landlord, without being under any obligation to do so, and without thereby waiving such default, may make such payment and/or remedy such other default for the account and at the expense of Tenant, immediately and without notice in the case of emergency, or in any other case when Tenant shall fail to make such payment or remedy such default within five (5) days after Landlord shall have notified Tenant that it has failed to maintain insurance and otherwise within forty-five (45) days after Landlord shall have notified Tenant in writing of any default. Bills for any expense incurred by Landlord in connection therewith, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collection or endeavoring to collect the Rent or any part thereof, or enforcing or endeavoring to enforce any right against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be furnished or rendered, by Landlord to Tenant, with respect to the Demised Premises and/or Development Improvements and/or other equipment, construction work done for the account of Tenant (together with interest at the Default Rate from the respective dates of Landlord's making of each such payment or incurring of each such cost or expense), may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills and if not paid when due, the amount thereof shall immediately become due and payable as additional rent under this Lease together with interest at the Default Rate until fully paid.

      (b) Landlord may restrain any breach or threatened breach of any covenant, agreement, term, provision or condition herein contained, but the mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either in law or in equity, whether or not otherwise specified in this Lease. The failure of Landlord to insist upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this Lease or to exercise any right, remedy or election herein contained or permitted by law, shall not constitute or be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, right, remedy or election, but the same shall continue and remain in full force and effect. Any right or remedy that Landlord may have at law, in equity or otherwise upon breach of any covenant, agreement, term, provision or condition in this Lease contained upon the part of Tenant to be performed, shall be distinct and separate from and cumulative with any other rights or remedies, and no one of them whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. No covenant, agreement, term, provision or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by the parties. Consent of Landlord to any act or matter must be in writing and shall apply only with respect to the particular act or matter to which such consent is given and shall not relieve Tenant from the obligation wherever required under this Lease to obtain the consent of Landlord to any other act or mater. Receipt or acceptance of Rent by Landlord shall not be deemed to be a waiver of any default under the covenants, agreements, terms, provisions and conditions of this Lease, or of any right which Landlord may be entitled to exercise under this Lease. In the event that Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of an notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. This Lease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                                   ARTICLE XII
                                   ALTERATIONS

      Section 1201. Tenant shall have the right to make any and all additions, alterations and improvements to the Demised Premises and the Development Improvements as Tenant deems necessary or advisable, provided (a) the same comply with all applicable Legal Requirements and the provisions of each Leasehold Mortgage, (b) the same would not materially and adversely affect the value of the Demise Premises and/or the Development Improvements, and (c) Tenant shall not be relieved of its responsibilities to construct the Development Improvements in accordance with its designation as developer of the Development Improvements by the Hartford Redevelopment Agency.

                                  ARTICLE XIII
                               LEASEHOLD MORTGAGES

      Section 1301. Tenant shall have the right, at any time and from time-to-time, during the terms of this Lease Agreement, to mortgage the leasehold estate created by this Lease Agreement, without Landlord's consent, provided and upon condition that:

      (a) a duplicate original or certified copy or photostatic copy of such Leasehold Mortgage, and the note or other obligation secured thereby, is delivered to Landlord within thirty (30) days after the execution thereof; and

      (b) such Leasehold Mortgage is held by a Leasehold Mortgagee and otherwise fully complies with the provisions and conditions of this Section 1301 hereof; and

      (c) such Leasehold Mortgage shall contain a covenant to the effect that the net proceeds of all insurance policies and any condemnation award shall be held, used or applied in the manner provided in this Lease Agreement; and

      (d) such Leasehold Mortgage matures prior to the termination date of the term of this Lease as the same may have been extended pursuant to the terms hereof; and

      (e) such Leasehold Mortgage is in all cases subordinate to Landlord's fee interests in the Demised Premises and subject to this Lease Agreement; and

      (f) nothing contained in such Leasehold Mortgage shall impose any liability or obligation on Landlord except as otherwise expressly provided below in the case of a default by Tenant under this Lease Agreement.

      Section 1302. Notwithstanding anything contained to the contrary in this Lease Agreement, Tenant shall have the right to assign this Lease Agreement and any subleases to any Leasehold Mortgagee (including any Trustee), or CDA, or to the designee or nominee of such Leasehold Mortgagee or CDA, as the case may be, without the consent of Landlord, and in the event the Leasehold Mortgagee, or CDA, as the case may be, or their designees or nominees shall acquire ownership of the Leasehold estate, either following foreclosure of such Leasehold Mortgage or in liquidation of the indebtedness and in lieu of foreclosure thereof, the Leasehold Mortgagee, or CDA or their designees or nominees shall have the further right to further assign this Lease Agreement and any subleases and the holder of any purchase money mortgage accepted in connection therewith shall enjoy all rights, powers and privileges granted herein to Leasehold Mortgagees.

      Section 1303. If Tenant shall execute and deliver a Leasehold Mortgage, and if the provisions and conditions of Section 1301, above shall have been fully complied with and observed with respect to such Leasehold Mortgage, and Tenant or the Leasehold Mortgagee shall have notified Landlord in writing of the making thereof and of the name and address of such Leasehold Mortgagee or Leasehold Mortgagees, then Landlord and Tenant agree that:

      (a) this Leasehold Agreement may not be modified, amended, called or surrendered by agreement between Landlord and Tenant, without prior written consent of such Leasehold Mortgagee or CDA;

      (b) there shall be no merger of this Lease Agreement or of the Leasehold estate hereby with the fee title to the Demised Premises notwithstanding that this Lease Agreement or said Leasehold estate and said fee title shall be owned by the same person or persons, without the prior written consent of such Leasehold Mortgagee, or CDA;

      (c) Landlord shall serve upon each such Leasehold Mortgagee, or CDA, in the manner provided in such Leasehold Mortgage and the Mortgage Insurance for the giving of notices (except that if there is no such provision and if Landlord is notified in the manner provided under this Lease Agreement of the address or change of address of any such leasehold Mortgagee and CDA then Landlord shall serve notice to the Leasehold Mortgagee and CDA, in the manner provided for notices hereunder, at the address of such mortgagee or CDA set forth in such notice to the Leasehold Mortgagee and CDA, in the manner provided for notices thereunder, to the address or change of address), a copy of each notice of default and each notice of termination given to Tenant under this Lease Agreement, at the same time as such notice is served upon Tenant. No such notice to Tenant shall be effective unless a copy thereof is thus served upon each Leasehold Mortgagee, and CDA;

      (d) each Leasehold Mortgagee, or CDA, shall have the same period of time, after and beginning as of the date of service of such notice upon it, within which Tenant may remedy or cause to be remedied the default which is the basis of the notice plus twenty (20) days, PROVIDED, as to CDA, the time to cure any default which does not require the payment of money to Landlord or to any third party (e.g. for insurance or to remove a mechanics lien) shall in any event be not less than three (3) months. Landlord shall accept performance by such Leasehold Mortgagee, or CDA, as the case may be, as timely performance by Tenant and any notice terminating this Lease which is sent prior to the expiration of the time periods set forth herein shall be invalid if a Leasehold Mortgagee or CDA, shall remedy such default before the expiration of such period;

      (e) Provided that any Leasehold Mortgagee or CDA, as the case may be, (i) shall cure or cause to be cured any and all defaults which involve the payment of money within the periods provided in subparagraph (d) above, and (ii) shall deliver to Landlord within thirty (30) days after the expiration of any grace period applicable to any particular defaults, an instrument guaranteeing the remedying of all other defaults, Landlord shall not terminate this Lease Agreement by service of a notice of termination or otherwise, without first giving to such Leasehold Mortgagee, and CDA, a reasonable time within which either: (i) to obtain possession of the Demised Premises and Development Improvements and to remedy such defaults in the case of defaults which are susceptible of being cured when such Leasehold Mortgagee or CDA, as the case may be, has obtained possession of the Demised Premises and Development Improvements, or (ii) to institute and with reasonable diligence to complete foreclosure proceedings or otherwise acquire Tenant's leasehold estate under this Lease Agreement in the case of defaults which are not so susceptible of being remedied by such Leasehold Mortgagee or CDA, as the case may be.

      (f) such Leasehold Mortgagee or CDA shall not be required to continue possession or continue foreclosure proceedings under subsection (e) of this
Section if all defaults for which either has received notice from Landlord have been cured prior to cessation of either such possession or continuation of foreclosure proceedings;

      (g) Landlord may exercise any of its rights or remedies with respect to any other default by Tenant occurring during the period of such forbearance provided for under said subsection (e), subject to the rights of the Leasehold Mortgagee, and CDA under this Article as to such other defaults;

      (h) If this Lease Agreement shall terminate or be rejected prior to the expiration of the demised term, Landlord shall enter into a new lease for the Demised Premises with any such Leasehold Mortgagee, or CDA or their designees, for the remainder of the then term but including the option extensions herein provided for, effective as of the date of such termination, at the same rent and upon the same terms, covenants and conditions contained herein, and Landlord, simultaneously with the execution and delivery of such new lease, shall turn over to the new tenant all monies (net of sums due and available hereunder to Landlord by Tenant), if any, then held by Landlord under this Lease on behalf of Tenant, on condition that:

            (1) such Leasehold Mortgagee, or CDA, shall make written request for such new lease within two hundred (200) days after the date it received notification of a default under this Lease Agreement; and

            (2) on the commencement date of the term of the new lease, such Leasehold Mortgagee, or CDA, shall have cured all defaults of Tenant under this Lease Agreement (susceptible of being cured by such Leasehold Mortgagee, or CDA as the case may be) which remain uncured on the date, and shall pay or cause to be paid all unpaid sums which at such time would have been payable under this Lease Agreement, but for such termination, and shall pay or cause to be paid to Landlord on that date all reasonable Termination Expenses as and to the extent Landlord has been unsuccessful in collecting the same from Tenant despite

Landlord's good faith efforts to that end. For the purposes of this subparagraph, the term "Termination Expenses" shall mean all expenses, including reasonable counsel fees, court costs and disbursements, incurred by Landlord in connection with any such default and termination as well as in connection with the execution and delivery of any new lease.

            (3) If more than one Leasehold Mortgagee shall request such new lease, such new lease shall be made with and delivered to the Leasehold Mortgage (or its nominee or designee) whose mortgage appears of record to be prior in lien to those of any others, provided however, that notwithstanding the foregoing, such new lease shall be entered into with CDA so long as the CDA Mortgage has not been released or expressly subordinated by written instrument executed by CDA. The opinion of a reputable title insurance company, licensed to insure title to real property in the State of Connecticut, setting forth the order of priority of such mortgage liens, may be relied on by Landlord as conclusive evidence of such priority. The cost of such opinion shall be paid by the tenant under such new lease.

      Section 1304. Tenant agrees to give, or cause Landlord to be given, notice of each notice of default under each Leasehold Mortgage, together with a true copy of the notice of default, if in writing;

      Section 1305. Intentionally omitted.

      Section 1306. The Landlord and Tenant agree to make reasonable modifications of the provisions of this Article XIII or related provisions of this Lease Agreement, if requested by a Leasehold Mortgagee or potential Leasehold Mortgagee, PROVIDED that the Landlord will not be required to make an modifications to this Lease Agreement which will materially and adversely affect the Landlord's rights and interest under this Lease Agreement, PROVIDED FURTHER that no such modification to the terms of this Lease agreement shall be made without CDA's prior written approval.

                                   ARTICLE XIV
                          INDEMNIFICATION AND INSURANCE

      Section 1401. Tenant shall indemnify, defend and hold harmless the Landlord, its agents, officials, employees and assigns form and against any and all loss and liability (statutory or otherwise), claims, actions, suits, demands, judgments, costs, interest and expense whatsoever, including, but not limited to, reasonable attorneys' fees and disbursements, (hereinafter, individually and collectively, "Claims"), for or arising from the Demised Premises or the Development Improvements or Tenant's use or occupancy thereof or the conduct of business therein or thereon during the Term hereof, including, but not limited to, Claims based upon Tenant's failure to pay for or provide goods, services or events, or for any act or omission on the part of Tenant or any of its agents, officials or employees in the provision thereof, as well as Claims for or arising from injury to, or death of, any person or persons, or damage to real or personal property (including the loss of use thereof) which occurs in or on the Demised Premises, Development Improvements or surrounding sidewalks during the Term hereof or otherwise relates to or arises from or in connection with any one or more of the following: (i) Tenant's use or occupancy of the Demised Premises or the Development Improvements or conduct of business therein or thereon, (ii) any condition existing on the Commencement Date including, but not limited to, any environmental defects or hazards of any kind which exist as of the Commencement Date, whether known or unknown (an "Environmental Problem") and whether or not any such condition resulted from any work or thing whatsoever done prior to the Commencement Date or is hereafter created in or about the Demised Premises or the Development Improvements (except when, and then only to the extent, Landlord is covered for any Claim relating to any condition (other than an Environmental

Problem) existing as of the Commencement Date by insurance which it maintained prior to the Commencement Date), (iii) any condition of the Demised Premises or Development Improvements due to or resulting from any default by Tenant in the Tenant's performance of Tenant's obligations under this Lease, or (iv) any act, omission or negligence of Tenant, its subtenants or its or their agents, contractors, subcontractors, servants, employees, licensees or invitees (including, but not limited to, injury or death sustained by reason of or in connection with any events held on or in the Demised Premises or the Development Improvements, including, but not limited to, fire and theft, to the equipment, clothing, valuables and other personal property of visiting acts and subtenants stored in the Demised Premises or Development Improvements, during the Term of this Lease); providing, however, that nothing herein shall obligate Tenant to indemnify or hold Landlord harmless for or against any Claim arising by reason of any negligent act or omission of Landlord or any claim as, but only to the extent, it involves any personal injuries or personal property damage which occurred prior to the Commencement Date. In case any action or proceeding is brought against the Landlord by reasons of any matter which is the subject of the foregoing indemnity, Tenant shall pay all costs, reasonable attorneys' fees, expenses and liabilities resulting therefrom, and shall resist such action or proceeding, at Tenant's sole cost and expense by attorneys chosen by Tenant and reasonably satisfactory to Landlord.

      Section 1402. Subject to the obligations of Tenant under (a) above, Landlord shall indemnify, defend and hold harmless the Tenant, its agents, officials, employees and assigns from and against any and all loss and liability (statutory or otherwise), claims, actions, suits, demands, judgments, costs, interest and expense whatsoever (including, but not limited to, reasonable attorneys' fees and disbursements) for or arising from injury to, or death of, any person or persons or damage to personal property including the loss of use thereof) which injury, death or damage occurs (i) on the Demised Premises prior to the Term hereof, or (ii) is for or relates to any one or more of the following: (a) Landlord's use of all or any portion of the Demised Premises subsequent to the Commencement Date or
(b) any work or things whatsoever done or any condition created (other than by or on behalf of Tenant) by or on behalf of the Landlord in its capacity as "landlord" hereunder, on or about all or any portion of the Demised Premises subsequent to the Commencement Date. In case any action or proceeding is brought against the Tenant by reason of any matter which is the subject of the foregoing indemnity, Landlord shall pay costs, reasonable attorneys' fees, expenses and liabilities resulting therefrom, and shall resist such action or proceeding at Landlord's sole cost and expense by attorneys chosen by landlord and reasonably satisfactory to Tenant.

      Section 1403.

      (a) During the Term hereof, tenant shall carry and keep in force the following types and amounts of liability insurance:

            (i) General Liability Insurance. Tenant shall carry and keep in force, at its own expense, a policy or policies of comprehensive general liability insurance (including garage keepers liability and contractual liability coverage), insuring against damages to persons and/or property (including, but not limited to, loss of life) occurring upon, in or about the Demised Premises and/or Development Improvements in an amount not less than a combined single limit of at least One Million Dollars ($1,000,000.00) for each occurrence with a deductible not exceeding Fifty Thousand Dollars ($50,000.00), which deductible is understood to be the responsibility of Tenant.

            (ii) Other Insurance. Tenant also shall carry:

                  (1) Automobile Liability Insurance for all automobiles (including non-owned and hired vehicles) which are used by Tenant and/or any of its officials, agents and/or employees in connection with Tenant's use and/or occupancy of the Demised Premises and/or Development Improvement with a combined single limit of one million dollars ($1,000,000.00) for each accident with a deductible not exceeding Fifty Thousand Dollars ($50,000.00), which deductible is understood to be the responsibility of Tenant; and

                  (2) Workers' Compensation Insurance covering Tenant's and its agent's employees at the Demised Premises and Development Improvements at the Connecticut Statutory limit including Employers' Liability with limits of $100,000.00 for each accident, $500,000.00 for each disease/policy limit, and $100,000.00 for disease for each employee, with a deductible not exceeding Fifty Thousand Dollars ($50,000.00), which deductible is understood to be the responsibility of Tenant; and

                  (3) Umbrella Liability following form over the insurance provided under subsections (a)(i) and (a)(iii)(1) and Employer's Liability insurance with a limit of liability which, when combined with the primary insurance over which such excess coverage is being provided, equals Fourteen Million Dollars ($14,000,000.00).

      (b) To the extent not otherwise covered by Tenant's liability insurance pursuant to this Section 1403, the Tenant shall cause each subtenant and/or other persons conducting any events or other business on or in the Demised Premises and/or Development Improvements to carry, or the Tenant shall carry on the behalf of such subtenant and/or other persons, liability insurance as is appropriate for such events or other business.

      (c) Notwithstanding anything to the contrary set forth herein, Tenant may self insure against the risks addressed in (a)(ii)(1) and (2) of this Section providing such self insurance is effected pursuant to a statutorily qualified self insurance program which provides protection against such risks at least equal to that which otherwise would be provided pursuant to the insurance otherwise required under said subsections (a)(ii)(1) and (2).

      (d) The coverage and deductibles provided in this subsection shall be reviewed at least once every five (5) years and shall be increased in accordance with the standard coverage and deductibles carried by Landlord and tenants of comparable properties in the City of Hartford. In the event of any dispute, the Landlord shall submit an opinion from its insurance broker or risk manager as to appropriate coverage or deductibles under the circumstances and the Tenant shall submit an opinion from its insurance broker as to appropriate coverage or deductibles under the circumstances. The two (2) representatives shall then consult a third broker and the opinion of the majority shall govern as to the coverage or deductibles to be thereafter carried by Tenant and Landlord. Each such policy described in this Section shall name Landlord and Tenant as an additional insured.

      (e) The insurance's required in this Section may be carried on either an "occurrence" or a "claims made" basis, providing, however, that, should any insurance be carried on a "claims made" basis, Tenant also shall be obligated to procure an extended reporting period thereto or a subsequent "claims made" policy with the same retroactive date as the prior "claims made" policy, as necessary to protect Landlord from any claims, actions or causes of action which first accrue during the Term.

      Section 1404.

      (a) All Risk and Extended Coverage Property Insurance. During the Term hereof, Tenant shall carry and keep in force an all risk and extended coverage property insurance policy or polices insuring the Demised Premises and the Development Improvements against all risks of loss or damage thereto, together with endorsements insuring against damage and other loss, costs and expenses due to earthquake, flood, demolition, increased costs of construction, and contingent liability associated with compliance with building laws and regulations, together with a business interruption endorsement providing business interruption insurance for not less than Ten Million Dollars ($10,000,000.00). The coverage limits of the policies shall be in an amount not less than one hundred percent (100%) of the then Full Replacement Cost of the Development Improvements from to time and, with respect to any endorsements, such percentage of such Full Replacement Cost as is customarily carried form time to time for commercial office buildings or public assembly facilities in the City of Hartford, with a deductible not exceeding Fifty Thousand Dollars ($50,000.00), which deductible is understood to be the responsibility of Tenant.

      (b) Comprehensive Boiler and Machinery Insurance. During the Term hereof, Tenant also shall carry and keep in force a policy or policies providing comprehensive boiler and machinery insurance covering all boilers and machinery, if any (including heating and cooling systems, elevators, escalators and electrical and mechanical systems and generators) in the Demised Premises and Development Improvements for direct damage on a repair and replacement basis together with a business interruption endorsement providing business interruption insurance for not less than Ten Million Dollars ($10,000,000.00). The coverage limits of the policies shall be in an amount not less than one hundred percent (100%) of the then Full Replacement Cost of such equipment, and, with respect to any endorsements, such percentage of Full Replacement Cost as is customarily carried from time to time for commercial office buildings in the City of Hartford, with a deductible not exceeding Fifty Thousand Dollars ($50,000.00), which deductible is understood to be the responsibility of Tenant.

      (c) The term "Full Replacement Cost" shall mean the actual cost to replace the item in question, without depreciation, and, in the case of the Development Improvements, excluding the costs of excavation, foundations and footings.

      (d) Said Full Replacement Cost shall be determined, during the term of each policy referred to in this subsection and any renewal thereof, by the provisions of an Automatic Increase in Insurance Endorsement, except that, subject to the following sentence, once every five (5) years the parties shall, at Tenant's expense, (and, at any other time, either party may, at its own expense) cause said Full Replacement Cost to be determined by an appraiser, engineer, architect or contractor approved in writing by the Landlord and Tenant (which approval shall not be unreasonably withheld). Any dispute concerning the determination of the Full Replacement Cost of any item(s) by any such third party shall be resolved by arbitration in accordance with the rules of the American Arbitration Association, provided, first, that neither party shall be able to dispute any such determination unless it gives notice of its intent so to do within thirty (30) days of its receipt of notice of such third party's determination thereof under an din accordance with this Lease, and provided, further, that in the event of any such dispute, the Full Replacement Cost of the item(s) n question shall be and remain the higher of the amounts which would prevail pursuant to the Automatic Increase in Insurance Endorsement or said third party's determination until the matter is resolved pursuant to arbitration at which time the Full Replacement Cost of such item(s) shall be as established by the arbitrators, subject to future adjustment pursuant to this paragraph.

      (e) No omission on the part of the Landlord or Tenant to request any such determination of the Full Replacement Cost shall relieve the Tenant of any of its obligations under this Article.

      Section 1405.

      (a) All insurance which is carried pursuant to the Lease or otherwise in respect of the Demised Premises and the Development Improvements (including, but not limited to the sale of food and liquors and conduct of entertainment and other events), whether or not such insurance is required hereunder, shall include to the extent reasonably available without additional premium, provisions which deny to the insurer acquisition by subrogation of rights of recovery against the other party as and to the extent such rights have been waived by the insurance party prior to occurrence of loss or injury pursuant to this paragraph insofar as and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from reputable companies qualified to do business in the State of Connecticut even though extra premium. Each party shall be entitled to have duplicates of certificates of any policies containing such provision. Provided and to the extent such waivers of subrogation provisions or endorsements can be obtained, each party hereby waives their rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

      (b) The City of Hartford, Connecticut and the Hartford Redevelopment Agency shall be named as loss payees on all property insurance policies, and as additional insureds for all other insurance policies, required hereunder. Consolidated Rail Corporation shall be an additional insured on all general, automobile and umbrella liability insurance policies. Tenant shall file certificates of all such insurance with the Landlord. All insurance will be effected under standard form policies by insurers of recognized responsibility which are licensed to do business in the State of Connecticut and which are rated as A-(VIII) or better by the latest edition of Best's Rating Guide or other recognized replacement therefor (or as otherwise approved by Landlord in writing on a case by case basis upon issuance of any policy and/or any renewal thereof, which approval may be withheld in its sole and absolute discretion), and will provide for thirty (30) days prior notice of any cancellation of or changes in coverage provided in the certificates of insurance.

Copies of such insurance policies, or certificates or insurance, will be provided to the Landlord at the Commencement Date and not later than thirty (30) days prior to each renewal date thereof.

      (c) All insurance policies referred to in this Section shall provide that any losses thereunder shall be adjusted with Tenant, Landlord and the CDA and that loss thereunder shall be payable to Landlord, Tenant and the CDA, as their interests may appear. Neither Landlord nor Tenant shall unreasonably withhold or delay its endorsement to any insurance check payable hereunder.

      (d) Except as otherwise provided to the contrary in this Article, Tenant may provide and maintain any insurance required by this Lease by means of any combination of primary and umbrella coverages and by endorsement and/or rider to a separate or blanket policy and/or under a blanket policy in lieu of a separate policy or policies, provided that Tenant shall deliver a certificate of insurance of any said separate or blanket policies and/or endorsements and/or riders evidencing to Landlord that the same complies in all respects with the provisions of this Lease, and that the coverages thereunder and the protection afforded Landlord thereunder are at least equal to the coverages and protection which would be provided under a separate policy or polices procured solely for the Demised Premises and Development Improvements. The certificates of such policy or policies evidencing such coverages shall be delivered to the Landlord on the Commencement Date and annually thereafter within thirty (30) days of each anniversary date.

      (e) Copies of all safety and accident prevention inspection reports received from polices carried by Tenant which are required under this Article shall be forwarded by the Tenant to Landlord upon receipt from the insurers. It shall be the responsibility of the Tenant to meet all safety and accident prevention requirements and reasonable recommendations described in each such inspection report. Any such requirements or reasonable recommendations requiring structural changes and/or changes in machinery or equipment shall be effected in accordance without the provisions of Article XII entitled "Alterations".

      (f) All insurance required to be maintained by the Tenant pursuant to this Article shall be at the sole expense of the Tenant. All references in this Article to a "deductible" shall be deemed to mean a deductible and/or a self-insured retention.

      Section 1406.

      It is agreed between the parties hereunto that the amounts of insurance in this Agreement do not, in any way, limit the liability of the Tenant to the Landlord by virtue of its promise to indemnify and hold harmless the Landlord so that in the event that any claim results in a settlement or judgment in an amount in excess of the amount of insurance coverage carried by the Tenant, the Tenant shall be liable to the Landlord for the difference, plus all fees and expenses incurred in collecting the same, subject to all of the terms and conditions of Sections 1401 and 1402 hereof.

      Section 1407. Anything contained in this Article XIV to the contrary notwithstanding, the Landlord shall not take out separate insurance concurrent in form or contributing in the event of loss with that specifically required to be furnished by the Tenant to the Leasehold Mortgagee. The Landlord may at its own cost and expense take out separate insurance which is not concurrent in form or not contributing in the event of loss with that specifically required by CDA or the Leasehold Mortgage to be furnished by the Tenant.

                                   ARTICLE XV
                            CONDEMNATION AND CASUALTY

      Section 1501. (a) If at any time during the term of this Lease Agreement title and possession of the Development Land and/or the Development

Improvements, or a substantial portion of the Development Land and/or Development Improvements, are acquired under the power of eminent domain by a public authority, other than the Landlord, the Tenant and the Landlord shall place with the Depository their respective shares of the condemnation award or condemnation awards which shall be distributed in the following manner, and in the following order of priority:

      (i) First, to the CDA for principal and interest due under the CDA Loan in such amounts as are then, or otherwise would be, payable thereunder as and to the extent all payments due thereunder have, or had, been paid to the date of taking;

      (ii) second, to other Leasehold Mortgagees, if any, for principal and interest due under any notes secured thereby to the date of such taking as and to the extent that (x) the original principal balance of any such note did not exceed eighty percent (80%) of the fair market value of Tenants' unencumbered interests in the Demised Premises and Development Improvements upon execution of said note or any amendments thereto (or upon the increase of principal due thereunder), and (y) any principal and interest due under said note was fully amortized in equal monthly installments over the life of the same;

      (iii) Third, to the Landlord for any payments due to the Landlord from the Tenant under the provisions of this Lease Agreement to the date of such taking; and

      (iv) The balance, if any, to the Tenant and the Landlord in the same ratio as the then "fair market value" of Tenant's interests in the Development Improvements and the Demised Premises so taken bears to the then "fair market value" of the Landlord's interest in such property, recognizing that the Tenant has borne the entire cost of the Development Improvements and the acquisition of the Conrail Parcel but also that the Landlord bore the entire cost of the acquisition of the HRA Parcel and that Tenant had the use of the Demised Premises free of rent and real estate taxes other than for the Rent due hereunder.

            (b) For the purposes of Subsection (a) and Section 1502 the term "substantial portion" shall mean that immediately after the taking the remaining Development Land and/or the Development Improvements are not reasonably usable by the Tenant in Tenant's reasonable judgment for the same purposes that the Tenant was using (or intending to use) the same immediately prior to such taking and the Tenant elects to terminate this Lease agreement on notice given the Landlord not more than ninety (90) days after the taking. A taking of any portion of any building constructed upon the Demised Premises or a taking which reduces the seating capacity of the Project to less than 27,000 shall be deemed a substantial portion for purposes of this Article.

            (c) For purposes of Subsection (a) the term "fair market value" shall mean either (i) the fair market value ascribed to the Development Land and the Development Improvements by the acquiring agency, or (ii) if the condemnation award is appealed, the judicially determined fair market value of the parties' interests in the Development Land and Development Improvements so taken.

      Section 1502. If at any time during the term of this Lease Agreement, title and possession to less than the whole or less than a substantial portion of the Development Land and/or Development Improvements shall be taken as aforesaid or if the Tenant does not elect to terminate the Lease Agreement after the taking described in Section 1501, subject to the right of any Leasehold Mortgagees, the entire award shall be paid directly to Depository to be made available to Tenant for the reasonable expenses incurred by Tenant in the restoration of the Development Land and Development Improvements as set forth in Exhibit D hereto, and, if Tenant so chooses, in the restoration or replacement of the Development Improvements in accordance with Article XII, upon certification by a qualified and independent architect or engineer in charge of such restoration, that the expenses incurred either have been paid in connection with the part of such restoration theretofore, completed, or shall be due to contractors, subcontractors, maintenance men, architects or other persons who have rendered services or have furnished materials for such restoration. Any funds held by the Depository for disbursement as aforesaid shall be applied only for the purpose of restoration of the Development Land and the Development Improvements. Any compensation required to be paid to the Depository for its services shall be paid or caused to be paid by Tenant. If the cost of such restoration shall exceed the net amount received by Depository, Tenant shall pay the deficiency. Any balance remaining in the hands of the Depository after payment of such costs of restoration, as aforesaid, shall be paid in the order or priority recited in Subsection 1501(a).

      Section 1503. Intentionally omitted.

      Section 1504. Tenant further agrees that if at any time after the date hereof, the whole or any part of the Development Land or Development Improvements or Tenant's interest under this Lease Agreement be taken or condemned by any competent authority other than the Landlord, for its or their temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the time herein specified, the full amount of any payments and other charges payable by Tenant hereunder (to the extent it receives funds from the condemning authority), and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, to perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. In the event of any such taking as in this ,Section 1504 referred to, Tenant shall be entitled to receive the entire amount of any award made for such taking as and then only to the extent such taking occurs during the term hereof, whether paid by way of damages, rent or otherwise, subject to the rights of the holder or holders of any Leasehold Mortgages and the rights of CDA.

      Section 1505. Nothing contained in Section 1501, 1502, or 1503 shall be construed as prohibiting or limiting the Tenant's right to challenge, judicially, legislatively or administratively, attempts by any public authority, including the Landlord, to acquire the Development Land or the Development Improvements, or any portion or portions thereof; under the power of threat of eminent domain or to appeal any condemnation award.

      Section 1506.

      (a) Except as provided in Section 1509 below, if, at any time during the Term of this Lease the Development Improvements or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant, at Tenant's sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, shall proceed with reasonable diligence (subject to a reasonable time allowance for the purpose of adjusting such loss) to repair, alter, restore, replace or rebuild the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction, subject to such changes or alterations as Tenant may elect to make in conformity with the provisions of Article XII hereof. Such repairs, alterations, restoration, replacement or rebuilding, including such changes and alterations as aforementioned and including temporary repairs or the protection of other property pending the completion of any thereof, are sometimes referred to in this Article as the "Work."

      (b) Tenant shall commence the Work within a reasonable time after settlement of any insurance claim in connection with any such damage or destruction and thereafter diligently pursue the same (Unavoidable Delays excepted).

      (c) Except as otherwise provided in subparagraph (b) above, the conditions under which any repairs, alterations, restoration, replacement or rebuilding Work are to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of this Lease.

      Section 1507.

      (a) All insurance money payable to Tenant on account of such damage or destruction under the policies of insurance provided for in Article XIV hereof, less the cost, if any, incurred in connection with the adjustment of the loss and the collection thereof (herein sometimes referred to as the "insurance proceeds"), shall be applied to the payment of the cost of the Work to the extent such insurance proceeds shall be sufficient for the purpose, and shall be paid out to or for the account of Tenant from time to time as and to the extent such Work progresses. All insurance proceeds shall be paid over to the Depository and held in trust for the purposes of paying the cost of the Work. Landlord agrees that if its named in a draft or check representing payment of a portion of the insurance proceeds, Landlord will promptly endorse and deliver such check or draft to the Depository.

      (b) Upon receipt by the Depository of evidence reasonably satisfactory to Landlord that the Work has been completed and paid for in full and that there are no liens on the Demised Premises as a result thereof, the Depository shall pay to Tenant any remaining balance of said insurance proceeds. If the insurance proceeds shall be insufficient to pay the entire cost of the Work, Tenant shall supply the amount of any such deficiency.

      Section 1508. In no event shall Tenant be entitled to any abatement, allowance, reduction or suspension of Rent because part of all of the Demised Premises and/or Development Improvements shall be untenantable owing to the partial or total destruction thereof; and anything herein to the contrary notwithstanding, no such damage or destruction shall affect in any way the obligation of Tenant to pay the Rent and other charges herein reserved or required to be paid, nor release Tenant of or from any obligation imposed upon Tenant under this Lease.

      Section 1509.

      (a) If the Development Improvements shall be damaged or destroyed by fire or other casualty to the extent of more than fifty (50%) percent of their Full Replacement Cost, Tenant shall have the option (to be exercised within one hundred eighty (180) days after the date of such damage or destruction) to notify Landlord that Tenant elects to cancel and terminate this Lease and Tenant shall be under no obligation in said event to repair or restore the Development Improvements, providing, however, that any actions and causes of action and other rights and remedies accruing prior to such termination shall survive the same.

      (b) In the event of a termination of the Lease, following such damage or destruction, Tenant shall cooperate with Landlord in obtaining any and all insurance proceeds which may be due in respect thereof; all of which insurance proceeds shall be paid to the Depository and then disbursed, first to cover costs which would have to be incurred to clear the site (whether or not the site is so cleared) and then in the same manner as otherwise set forth in Section 1501 above.

      Section 1510. Anything contained in this Article to the contrary notwithstanding, provided that Tenant shall not be in default of the obligations of Tenant to pay the Rent and other charges herein reserved or required to be paid and any other obligation imposed upon Tenant under this Lease, Tenant shall not be deemed to be in default of this Lease for failing or delaying to repair, alter, restore, replace or rebuild all or any portion of the Development Improvements if Tenant's failure or delay primarily either results from or is occasioned by the acts or omissions of Landlord as "landlord" hereunder.

      Section 1511.

      Except as otherwise provided in Sections 1501 and 1509 above, Landlord and Tenant acknowledge that to the extent any taking or casualty covered by this Article reduces or eliminates Admission Receipts, Food and Beverage Revenue or Merchandise Revenue, PILOT shall and will be appropriately reduced as, but then only to the extent, any amounts received by Tenant for such taking and by way of business interruption insurance do not fairly compensate Tenant for the loss thereof.

                                   ARTICLE XVI
                                 QUIET ENJOYMENT

      Section 1601. Landlord covenants and agrees that Tenant, upon paying the Rent, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, shall and may peaceably hold and enjoy the said Demised Premises and the Development Improvements during the term and any extensions hereof; subject, however, to the terms of this Lease Agreement This covenant shall be construed as running with the Development Land to and against subsequent owners and successors in interest. This covenant shall in no way limit or restrict the Landlord's actions in furtherance of its duties, rights and responsibilities as the municipality within which the Demised Premises are located.

                             LIMITATION OF LIABILITY

      Section 1701. Notwithstanding anything contained to the contrary in this Lease Agreement, it is agreed with respect to Tenant and its successors that, except in the case of bad faith, fraud or gross negligence tantamount to bad faith or fraud, Landlord will look only to Tenant's interest in and to the Demised Premises and the Development Improvements and any subleases with respect thereto for the collection of any judgment (or other judicial process) requiring the payment of money by Tenant in the event of a breach or default under this Lease Agreement by Tenant, and no other property or assets of Tenant, its partners, stockholders, officers, directors or beneficiaries, any partners or any partner of Tenant or any stockholders of any partner of Tenant shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process).

      Section 1702. Notwithstanding anything contained to the contrary in this Lease Agreement, it is agreed with respect to Landlord and its successors that Tenant will look only to Landlord's interest in and to the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of a breach or default under this Lease Agreement by Landlord, and no other property or assets of Landlord its beneficiaries shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process).

                                  ARTICLE XVIII
                           ASSIGNMENT AND SUBLETTING

      Section 1801. Tenant shall not sell, assign, convey or otherwise transfer (hereinafter "assign") all or any portion of its interests in this Lease Agreement or the estate created hereby except as otherwise provided in this Article. Tenant may assign such interests under any one or more of the following circumstances, subject to any prior approval required by CDA or any Leasehold
Mortgage:

            (i) when such assignment is made to any parent company or wholly owned subsidiary of any such company or any company of which either of said entities hold at least fifty-one percent of any and all common stock outstanding;

            (ii) in order to secure Tenant's obligations under the CDA Loan or otherwise in the context of a Leasehold Mortgage given to a Leasehold Mortgagee as collateral for a debt secured thereby;

            (iii) where the assign(ees) are persons (or business entities which are owned and controlled by persons) of good reputation and character who themselves (or whose contractors or employees who shall be responsible for managing the Project) have at least ten (10) years experience in the promotion of commercial live entertainment events; or

            (iv) when otherwise approved by the Landlord, which approval shall not be unreasonably withheld or delayed.

            (v) The respective interests of Nederlander of Connecticut and Connecticut Amphitheater Development Corporation in Tenant may be transferred between Nederlander of Connecticut and Connecticut Amphitheater Development Corporation, and Nederlander of Connecticut and Connecticut Amphitheater Development Corporation may transfer their interests in the Tenant to any affiliated entities or to other stockholders of Nederlander of Connecticut and Connecticut Amphitheater Development Corporation. Nothing herein, however, shall prevent the stockholders of Nederlander of Connecticut and Connecticut Amphitheater Development Corporation from transferring their respective interests in Nederlander of Connecticut and Connecticut Amphitheater Development Corporation to immediate members of their respective families, which shall include spouses, children and spouses of children, grandchildren and/or siblings or to any trusts for the benefit of any of the foregoing individuals.

      For the purposes of this Article, the term assignment shall include any sale, pledge or other transfer of any interest in Tenant or any entity having an interest therein, directly or indirectly, which could result in the de jure or de facto transfer of control and/or ownership of any such entity. Tenant shall remain fully obligated to perform any and all of the obligations of Tenant herein to be performed in the event of any assignment or purported assignment of any of Tenant's interest in or created by this Lease Agreement, unless, and then only to the extent, any assignment is effected pursuant to any one of (i) through (iv) above and Tenant's assignee(s) assume all of the obligations of Tenant hereunder, in which case, Tenant shall thereupon be relived of such obligations as arise after the date such assignment is effected.

      Section 1802. Tenant shall have the right to sublease all or any part of the Development Land and the Development Improvements or grant licenses and/or concession agreements subject to any approval required under any Leasehold Mortgage, if applicable; provided that the term of any such sublease(s), licenses and/or concessions shall not extend beyond the term hereof, including Extension Periods, if, as and when exercised, and shall be only for the use as set forth in Article III hereof; and, provided, further, that any such sublease, License or concession agreement does not constitute or have the effect of constituting an assignment of any of Tenant's interests in this Lease or the estate created hereby.

                                   ARTICLE XIX
                                    BROKERAGE

      Section 1901. The parties each represent and warrant to the other that neither has dealt with any broker in the negotiation of this Lease Agreement and that there is no broker who is or may be entitled to be paid a commission in connection with this Lease Agreement.

                                   ARTICLE XX
                              ESTOPPEL CERTIFICATES

      Section 2201. Landlord and Tenant each agree at any time and from time to time, upon not less than twenty (20) days prior request by the other party or by any Leasehold Mortgagee, or CDA, to execute, acknowledge and deliver to the other party or such Leasehold Mortgagee, or CDA, as the case may be, a statement in writing certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications), and the date to which the PILOT, Rent, and other charges have been paid in advance, if any, and stating whether or not to the knowledge of the signer of such certificate there is any existing default under this Lease Agreement on the part of the other party thereto and, if so, specifying each such default, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchase, assignee, Leasehold Mortgagee or CDA, as well as the assignee or prospective assignee or any Leasehold Mortgagee or CDA, as the case may be.

                                   ARTICLE XXI
                                  SEVERABILITY

      Section 2101. If any term or provision of this Lease Agreement or the application thereof to any Person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease Agreement or the application of such term or provision to Persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law.

                                  ARTICLE XXII
                                   NON-MERGER

      Section 2201. There shall be no merger of this Lease Agreement, or of the leasehold estate created by this Lease Agreement with the fee estate in the Demised Premises by reason of the fact that this Lease Agreement or the leasehold estate created by this Lease Agreement or any interest in this Lease Agreement or any such leasehold estate may be held, directly or indirectly, by or for the account of any Person or Persons who shall own the fee estate, and no such merger shall occur unless and until all Persons (including Leasehold Mortgagees) having an interest in this Lease Agreement or in the leasehold estate created by this Lease Agreement shall join in a written instrument effecting such merger and shall duly record the same.

                                  ARTICLE XXIII
                                    SURRENDER

      Section 2301. Tenant shall, upon the expiration or sooner termination of this Lease Agreement for any reason whatsoever, surrender to Landlord the Demised Premises, and Development Improvements in such condition and repair as Tenant is required to maintain same therein by the terms of this Lease Agreement, and title to the Development Improvements shall pass automatically to the Landlord, and Tenant shall have no claim for compensation against the Landlord for the Development Improvements.

                                  ARTICLE XXIV
                               UNAVOIDABLE DELAYS

      Section 2401. The time within which Tenant is required to perform any of the terms and conditions of this Lease Agreement on its part to be performed shall at all times be subject to a reasonable extension in the event of occurrence of Unavoidable Delays.

                                   ARTICLE XXV
                            APPROVALS, NOTICES, ETC.

      Section 2501.

      (a) Except as otherwise specifically provided in this Lease Agreement, whenever under this Lease Agreement approvals, authorizations, determinations, satisfactions, waivers or notices shall be effective and valid only when given in writing signed by a duly authorized officer of the Landlord or the Tenant, and sent by U.S. Mail, registered or certified postage prepaid, or overnight courier, to the principal office of the party to whom it is directed, which are as follows:

            Tenant     Connecticut Performing Arts Partners
                       c/o Nederlander Organization
                       22 West Monroe Suite 704
                       Chicago, IL 60603
                       Attn: Louis Raizin

                       with a copy to:

                       Nederlander Organization
                       810 Seventh Avenue
                       New York, NY 10019
                       Attn: Robert E. Nederlander

                       with a copy to:

                       Connecticut Performing Arts Partners
                       c/o Sandler & Daniells, P.C.
                       One Hartford Square West - Suite 302
                       Hartford, CT 06106
                       Attn: James Koplik

            Landlord   City Manager
                       City of Hartford
                       550 Main Street
                       Hartford, CT 06103

                       with a copy to:

                       Corporation Counsel
                       City of Hartford
                       550 Main Street
                       Hartford, CT 06103

      (b) The Parties shall promptly notify each other of any change in their respective addresses set forth above.

      (c) Notices which are served upon Landlord or Tenant in the manner aforesaid, shall be deemed to have been dated, given or served for all purposes hereunder on the earlier of the date of actual delivery or the second business day next following the date of mailing.

                                  ARTICLE XXVI
                       APPROVALS NOT UNREASONABLY WITHHELD

      Section 2601. Any approval, consent or permission of Landlord or Tenant required under this Lease Agreement shall not be unreasonably withheld, conditioned or delayed.

      Section 2602. All powers granted to or retained by the Landlord hereby shall be exercised by the City Manager or her successor as chief executive officer of the City of Hartford.

                                  ARTICLE XXVII
                               ACCESS TO PREMISES

      Section 2701. Tenant shall permit Landlord and the authorized representatives of Landlord to enter the Demised Premises and Development Improvements at all reasonable times to inspect the same, to exhibit the same to prospective purchasers and prospective tenants of the Demised Premises and Development Improvements.

                                 ARTICLE XXVIII
                          NOTICE OR SHORT FORM OF LEASE

      Section 2801. Upon request of either party, Landlord and Tenant agree to execute, acknowledge, and deliver to each other recordable originals or recordable notices of this Lease Agreement, and upon request of either party a notice, short form or duplicate original of any modification of this Lease Agreement, all in recordable form and containing the information required by law or practice for recording same so as to give notice of the provisions of this Lease Agreement and/or said modification.

                                  ARTICLE XXIX
                                 APPLICABLE LAW

      Section 2901. This Lease Agreement shall be governed by and construed in accordance with the Laws of Connecticut, without aid of any presumption or canon requiring construction against the party causing the same to be prepared.

                                   ARTICLE XXX
                                    HEADINGS

      Section 3001. The index and headings of this Lease Agreement are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Lease Agreement no in any way affect this Lease Agreement.

                                  ARTICLE XXXI
                                ENTIRE AGREEMENT

      Section 3101. This instrument except as otherwise provided herein, constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth herein.

                                  ARTICLE XXXII
                     COVENANTS BINDING ON RESPECTIVE PARTIES

      Section 3201. The covenants, conditions and agreements contained in this Lease Agreement shall bind and inure to the benefit of Landlord and Tenants, and their respective beneficiaries, heirs, distributes, executors, administrators, and successors and assigns.

                                 ARTICLE XXXIII
                               REMEDIES CUMULATIVE

      Section 3301. The specified remedies to which the parties hereto may resort under the terms of this Lease Agreement are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties hereto may be lawfully entitled in case of any breach or threatened breach by the other party hereto of any provision of this Lease.

                                  ARTICLE XXXIV
                                 NO ORAL CHANGE

      Section 3401. This Lease Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought

                                  ARTICLE XXXV
                         RECOGNITION AND NON-DISTURBANCE

      Section 3501. From time to time, at the request of Tenant or any subtenant, and after review and approval of any lease, oral or written, by Landlord's Corporation Counsel, Landlord shall execute and deliver to any subtenant an agreement (in form and substance satisfactory to Landlord's Corporation Counsel) whereby Landlord agrees that the use and occupancy of any such subtenant shall not be disturbed or interfered with by Landlord notwithstanding the termination of this Lease Agreement by reason of default of Tenant. The foregoing agreement shall not apply in the event the CDA shall become the tenant under this Agreement for a new lease. Subtenants will attorn to the Landlord or CDA with respect to such subtenant's sublease, but without thereby assuming liability for any defaults of Tenant with respect hereto, provided however that any default by Tenant under the First Source Agreement (together with the "Work for Tomorrow" Program) shall give Landlord only the remedies provided for therein, and in no event shall any default under such Agreement or this Article be deemed to be a default under this Lease or give rise to any right in Landlord to terminate this Lease.

                                  ARTICLE XXXVI
                            WORK FOR TOMORROW PROGRAM

      Section 3601. As a condition of this Lease, Tenant agrees that, during the term hereof; it shall implement an employment opportunity program for the benefit of high school students in the Hartford area, designated the "Work for Tomorrow" Program, and shall otherwise hire city residents and utilize MBE/WBE enterprises in the operation of the Project in the manner set forth in the First Source Employment and Purveyor Agreement set forth in Exhibit F attached hereto and hereby made a part hereof

                                 ARTICLE XXXVII
                         AFFIRMATIVE ACTION REQUIREMENT

      Section 3701. During the term of this Lease Agreement, the Tenant agrees to abide by all applicable federal, state and municipal laws, statutes, ordinances, resolutions, regulations, or rules concerning affirmative action and nondiscrimination and will not permit discrimination against any person or group of persons on the grounds of race, color, religion, creed, age beyond 14 years, national origin, physical or mental handicap (except in the case of a bona fide occupational qualification and in accordance with all applicable laws and regulations), sexual preference, ancestry or sect. The Tenant shall insure that no less than fifteen percent (15%) of the total number of construction employees by trade be minority tradeworkers and that no less than fifteen percent (15%) of the total project construction dollars be contracted to bona fide minority and/or female-owned contractors.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be executed in multiple copies (each of said copies being deemed to be an original) on the day and year first above written.

WITNESS                                CONNECTICUT PERFORMING ARTS PARTNERS
                                       By Nederlander of Connecticut, Inc.


/s/ Robert W. Sullivan
----------------------------
Robert W. Sullivan

/s/ Gay A. Hale                        By /s/ Robert E. Nederlander
-----------------------------             --------------------------------------
Gay A. Hale                            Its President


                                       By Connecticut Amphitheater Development
                                       Corp., Inc.

/s/ Robert W. Sullivan
-----------------------------
Robert W. Sullivan


/s/ Gay A. Hale                        By /s/ James Koplik
-----------------------------             --------------------------------------
Gay A. Hale                            Its President


                                       CITY OF HARTFORD


/s/ Pedro E. Segarra
-----------------------------
Pedro E. Segarra


/s/ Ivan A. Ramos                      By /s/ Saundra Kee Borges
-----------------------------             --------------------------------------
Ivan A. Ramos


                                                Approved as to form and legality


                                                /s/ Michael C. Collins
                                                --------------------------------
                                                Acting Corporation Counsel

STATE OF CONNECTICUT
                     )  ss.
COUNTY OF HARTFORD

      On this 19th day of October, 1994, before me appeared Saundra Kee Borges, known to me to be the person whose name is subscribed to the within instrument; that she is the City Manager of the City of Hartford, and acknowledged that she executed the same for the purposes therein contained as the free act and deed of the City of Hartford, and of herself as the City Manager thereof.


                                       /s/ Ivan A. Ramos
                                       -----------------------------------------
                                       Commissioner of the Superior Court


STATE OF CONNECTICUT
                     )  ss.
COUNTY OF

      On this 19th day of October, 1994, before me appeared __________________, known to me to be the person whose name is subscribed to the within instrument; that he/she is the ______________ of _____________________, and acknowledged that he executed the same for the purposes therein contained as the free act and deed of Connecticut Performing Arts Partners, and of himself as a duly authorized ______________thereof.


                                       /s/ Spencer Wong
                                       -----------------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires:

                                                SPENCER WONG
                                         NOTARY PUBLIC State of New York
                                                 No. 41-4628425
                                           Qualified in Queens County
                                        Commission Expires July 31, 1996.

STATE OF CONNECTICUT
                     )  ss.
COUNTY OF

      On this ______ day of ___________, 1994, before me appeared
___________________, known to me to be the person whose name is subscribed to the within instrument; that he/she is the of

___________________, and acknowledged that he executed the same for the purposes therein contained as the free act and deed of Connecticut Performing Arts Partners, and of himself as a duly authorized ___________ thereof.



                                       -----------------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires: